                                                                                     GBC BANCORP                      Exhibit 11
                                                                          Computation of Per Share Earnings
                                                                        with Common Stock Options Outstanding
                                                                               (Treasury Stock Method)

                                                     1998                         1997                          1996

                                             Basic         Diluted         Basic         Diluted        Basic          Diluted
Average Shares Outstanding
     Common Stock                          14,049,000     14,049,000     13,733,000     13,733,000     13,444,000     13,444,000

Common Stock Equivalents
     Stock Options                                  -        510,000              -        692,000              -        536,000
                                                                                                                               -
Assumed Repurchase of
     Treasury Shares                                -       (214,000)             -       (291,000)             -       (225,000)

Average Common and Common
     Equivalent Shares Outstanding         14,049,000     14,345,000     13,733,000     14,134,000     13,444,000     13,755,000

Income before
     Extraordinary Item                   $28,142,000    $28,142,000    $26,434,000    $26,434,000    $19,037,000    $19,037,000
Extraordinary Item                        $         -    $         -    $  (488,000)   $  (488,000)   $         -    $         -
Net Income                                $28,142,000    $28,142,000    $25,946,000    $25,946,000    $19,037,000    $19,037,000

Earnings Per Share:
     Income before Extraordinary Item     $      2.00    $      1.96    $      1.93    $      1.87    $      1.42    $      1.39
     Extraordinary Item                   $         -    $         -    $     (0.03)   $     (0.03)   $         -    $         -
     Net Income                           $      2.00    $      1.96    $      1.90    $      1.84    $      1.42    $      1.39

                                      35